Exhibit 99.1
Records in Both Revenues and Email Encryption Orders Highlight Zix Corporation’s Fourth Quarter and Year-End 2009 Results
ZixCorp projects that it will achieve annual profitability for the first time in 2010
DALLAS — February 16, 2010 — Zix Corporation (ZixCorp®), (Nasdaq: ZIXI), the leader in hosted services for email encryption, today announced financial results for the fourth quarter ended December 31, 2009. ZixCorp recorded fourth quarter revenues of $8.2 million and a GAAP net loss of $0.3 million for the quarter, or $0.00 per share, compared with revenues of $7.2 million, and a GAAP net loss of $0.9 million, or $0.01 per share, in the corresponding quarter of 2008. Total revenues for the full year 2009 were $30.7 million compared with $28.0 million in 2008. GAAP net loss for the full year 2009 was $4.4 million, or $0.07 per share, compared with a GAAP net loss of $5.4 million, or $0.09 per share, in 2008. Total cash and cash equivalents as of December 31, 2009 were $13.3 million, reflecting a slight increase over year end 2008.
“ZixCorp delivered an excellent fourth quarter to complete a very solid year in 2009,” said Rick Spurr, Chairman of the Board and Chief Executive Officer. “Record revenues for our Email Encryption business in the fourth quarter led to record quarterly and annual overall revenues for the Company in 2009, our fifth consecutive quarter of growth. Record orders for our Email Encryption business in the fourth quarter point toward a continued strong top-line performance in 2010. Due to the expansion of HIPAA regulations under the American Recovery and Reinvestment Act of 2009 driving demand in our core healthcare vertical, our track record of consistent success in securing deals in the financial services and government sectors, the superiority of our Software as a Service (“SaaS”) offering supported by the largest directory of users in the industry and the consolidation in the email encryption industry around just a few competitors, I am confident we’ll have a strong year in the Email Encryption business. With the announcement of our planned exit from the e-Prescribing segment and wind down of that business over the course of this year, I am very pleased to report we are now projecting that 2010 will be the first year of profitability in the history of this Company.”
Corporate Highlights
Note: For full financial details, reconciliations of non-GAAP financial measures, and a description of adjusting items, see “Use of Non-GAAP Financial Information” and the

“Reconciliation of GAAP to Non-GAAP Financial Measures” presented with attached financial statements.
•	Company-wide fourth quarter 2009 revenue of $8.2 million was up 14 percent over the comparable quarter in 2008, exceeding previously-issued revenue guidance of $7.9 to $8.1 million. Company-wide revenue for all of 2009 was $30.7 million, an increase of 9 percent over 2008
•	The Company’s year-end balance of cash and cash equivalents was $13.3 million, up slightly over the 2008 ending cash balance of $13.2 million
•	The Company achieved the high end of its fourth quarter guidance for non-GAAP adjusted earnings per share of $0.02, resulting in an adjusted earnings per share of $0.01 for the year 2009, the Company’s first ever year with positive adjusted earnings per share
Business Highlights
Email Encryption
•	Email Encryption revenue for fourth quarter 2009 was a record $7.1 million, up 17 percent over the fourth quarter 2008. The full year 2009 revenues for Email Encryption of $26.4 million also represented a 17% increase over 2008
•	Email Encryption achieved a record in new first-year orders for the fourth quarter 2009 of $2.4 million, 35 percent higher than any previous quarter and 61 percent higher than the $1.5 million in the comparable quarter of 2008. For the full year 2009, new first-year orders were a record $6.5 million, a 19 percent increase over 2008. Total orders for 2009 were also a record at $35.2 million, an increase of 20 percent over 2008
•	ZixCorp maintained a strong renewal rate for eligible contracts at 92.5 percent for the fourth quarter, resulting in a rate of 91 percent for the year
•	The ZixDirectory™, the community of users which forms the backbone of ZixCorp’s Email Encryption Service, recently achieved a new milestone, topping 20 million members, growing at a rate of approximately 100,000 new addresses each week
•	ZixCorp also surpassed 1,200 financial services customers using its Email Encryption Service
•	During the fourth quarter, the Company renewed its OEM contract with Google, its largest channel partner

e-Prescribing
•	On December 8, 2009, ZixCorp announced its planned exit from the e-Prescribing business. The Company is targeting to exit this business on December 31, 2010, while fulfilling its existing obligations to customers and partners
•	e-Prescribing revenue for fourth quarter 2009 was $1.1 million, essentially flat when compared with the fourth quarter in 2008. Full-year revenue of $4.2 million in 2009 represented a 22 percent decline from 2008, or approximately $1.2 million
Financial Highlights
Note: All gross profit and expenditure explanations below are based on adjusted non-GAAP amounts, the primary adjustments of which are non-cash stock-based compensation and non-recurring expense items — see “Use of Non-GAAP Financial Information” below and the “Reconciliation of GAAP to Non-GAAP Financial Measures” presented with attached financial statements.
Revenues by Product Fourth Quarter and Full Year 2008 — 2009

			3-month Variance
	3 Months Ended December 31,		2009 vs. 2008
	2009	2008	$	%
Email Encryption	$7,101,000	$6,070,000	$1,031,000	17%
e-Prescribing	1,088,000	1,099,000	(11,000)	(1%)

Total revenues	$8,189,000	$7,169,000	$1,020,000	14%

			12-month Variance
	12 Months Ended December 31,		2009 vs. 2008
	2009	2008	$	%
Email Encryption	$26,407,000	$22,604,000	$3,803,000	17%
e-Prescribing	4,244,000	5,431,000	(1,187,000)	(22%)

Total revenues	$30,651,000	$28,035,000	$2,616,000	9%

Revenues: The Company’s Email Encryption business had its highest quarterly revenue in Company history, while the e-Prescribing quarterly revenue was flat when compared to 2008. The increase in annual Email Encryption revenue was due to the revenue growth inherent in a successful subscription model with steady additions to the subscriber base coupled with a high rate of renewing existing customers, which was 91 percent for the year. For full year 2009, the e-Prescribing revenue decline was driven primarily by lower deployments in 2008 and early 2009 compared with the previous 12 months, a drop in fee revenue relative to 2008 after reaching the contractual cap in one customer program in the first half of 2008 and a one-time contractual catch-up that occurred in early 2008. The Company’s order backlog (contractually bound service contracts that represent future revenue to be recognized as the services are provided) was a record $44.5 million on December 31, 2009.
Gross Profit: The Company recorded the highest gross profit in its history with $6.3 million (77 percent of revenue) for the fourth quarter 2009, as compared with $4.9 million or 68 percent of revenue for the same period in 2008. For the fourth quarter 2009, the gross profit from the Email Encryption business was $5.8 million (82 percent gross margin), while the gross profit from e-Prescribing was $0.5 million (43 percent gross margin). For full year 2009, the Company-wide gross profit was $22.1 million (72 percent gross margin), a 20 percent improvement over the $18.5 million gross profit for 2008. The annual year-on-year gross profit improvement came from solid revenue growth in Email Encryption on a largely fixed cost structure and a slight improvement in e-Prescribing gross profit where e-Prescribing cost of revenues decreased by more than the decline in e-Prescribing revenues described above due to lower headcount in e-Prescribing and, because of that lower headcount, a shift in the allocation of shared expenses, such as corporate costs including insurance and facility costs and personnel-related costs for employees who provide services for both lines of business.
R&D and SG&A Expenditures: In the fourth quarter 2009, the Company’s research and development (R&D) expense was $1.5 million, a 3 percent decrease compared with the fourth quarter in 2008. Full-year 2009 R&D expenses were $6.5 million, an increase of 10 percent over 2008 as the Company continued to invest in its Email Encryption business, primarily in areas including multiple language support, design improvements such as increased deployment speed and feature enhancements, such as improved reporting functionality. Sales, general and administrative (SG&A) expenses were $3.5 million in the fourth quarter 2009, a decline of 11 percent compared with the same period in 2008, primarily due to reduced headcount in the Company’s e-Prescribing business. Full-year 2009 SG&A expenses were $15.2 million, a decrease of 5 percent when compared with 2008.
Adjusted Earnings: The Company recorded adjusted net income of $1.2 million, or $0.02 per share for the fourth quarter of 2009, compared with an adjusted net loss of $0.3 million or $0.00 loss per share for the comparable quarter of 2008. The increase in adjusted net income resulted from growth in revenue combined with the decline in cost of sales and operating expenses, primarily SG&A as noted above, compared with 2008. Full-year adjusted earnings were $0.5 million, or $0.01 per share, the Company’s first positive annual adjusted earnings, compared with a loss of $2.9 million, or $0.05 loss per share, in 2008.
Outlook: The Company forecasts revenue for the first quarter to be between $8.0 and $8.2 million, based on growth in Email Encryption and continued decline in e-Prescribing revenues as the Company winds down the business. Fully-diluted adjusted earnings per share are expected to be between $0.01 and $0.02 in the quarter, reflecting some increase in costs, such as the Company’s investment in Email Encryption sales and marketing. The Company also reiterated full-year 2010 guidance provided in January, with revenues projected to be between $34 and $36 million and positive net income for the first time, on both a GAAP and an adjusted, non-GAAP basis. Basic GAAP earnings per share are projected to be between $0.06 and $0.09 for the year, and fully-diluted earnings per share are projected to be between $0.05 and $0.08 for the year, assuming 67 million shares outstanding. Fully diluted non-GAAP adjusted earnings per share, which are adjusted primarily for non-cash stock-based compensation and non-recurring expense items, are projected to be between $0.08 and $0.11.
Fourth Quarter and Year-End Conference Call Information
The Company’s conference call to discuss this information will occur on February 16, 2010 at 5:00 p.m. ET. A live webcast of the conference call will be available on the investor relations portion of ZixCorp’s website at http://investor.zixcorp.com. Alternatively, participants can listen to the conference call by dialing 617-213-8833 or toll-free 866-700-5192 and entering access code 18258596. An audio replay of the conference will be available until February 23, by dialing 617-801-6888 or toll-free 888-286-8010 and entering the access code 13713238, and after that date via webcast from the Company’s website.
About Zix Corporation
Zix Corporation is the leader in email encryption services. ZixCorp offers the simplicity of Software as a Service with the convenience of customizable encryption policies. ZixCorp provides automated key management “in the cloud” for all its customers, resulting in a scalable, reliable, easy-to-use and simple-to-administer service. ZixDirectory is the largest email encryption directory in the world enabling seamless and secure communication among communities of interest. ZixDirectory connects over 20 million members and includes over 1,200 financial institutions, the FFIEC federal banking regulators, over 1,000 hospitals, over 30 Blue Cross Blue Shield organizations and 20 state banking regulators. For more information, visit www.zixcorp.com
ZixCorp Contacts:
Public Relations: Geoff Bibby (214) 370-2241, publicrelations@zixcorp.com
Investor Relations: Peter Wilensky (214) 515-7357, invest@zixcorp.com
Statements in this release that are not purely historical facts or that necessarily depend upon future events, including statements about exiting the e-Prescribing business, forecasts of revenue or earnings, or other statements about anticipations, beliefs, expectations, hopes, intentions or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on forward-

looking statements. All forward-looking statements are based upon information available to ZixCorp on the date this release was issued. ZixCorp undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks or uncertainties related to ZixCorp’s ability to establish and maintain strategic and OEM relationships to gain customers and grow revenues in its Email Encryption business. ZixCorp may not succeed in addressing these and other risks. Further information regarding factors that could affect ZixCorp financial and other results can be found in the risk factors section of ZixCorp’s most recent filing on Form 10-Q with the Securities and Exchange Commission.

ZIX CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,
	2009	December 31,
	(unaudited)	2008
ASSETS
Current assets:
Cash and cash equivalents	$13,287,000	$13,245,000
Marketable securities	25,000	—
Receivables, net	760,000	476,000
Prepaid and other current assets	1,142,000	1,145,000

Total current assets	15,214,000	14,866,000
Restricted cash	—	28,000
Property and equipment, net	2,137,000	2,236,000
Goodwill and other assets	2,397,000	2,227,000

Total assets	$19,748,000	$19,357,000

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued expenses	$3,893,000	$2,916,000
Deferred revenue	14,478,000	14,960,000
License subscription note payable	126,000	—

Total current liabilities	18,497,000	17,876,000
Long-term liabilities:
Deferred revenue	2,821,000	2,484,000
License subscription note payable, non-current	186,000	—
Deferred rent	233,000	300,000

Total long-term liabilities	3,240,000	2,784,000

Total liabilities	21,737,000	20,660,000
Total stockholders’ deficit	(1,989,000)	(1,303,000)

Total liabilities and stockholders’ deficit	$19,748,000	$19,357,000

ZIX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008
Revenues	$8,189,000	$7,169,000	$30,651,000	$28,035,000
Cost of revenues	2,296,000	2,345,000	9,384,000	9,850,000

Gross profit	5,893,000	4,824,000	21,267,000	18,185,000
Operating expenses:
Research and development	1,710,000	1,642,000	6,948,000	6,158,000
Selling, general and administrative	4,451,000	4,377,000	18,880,000	18,033,000

Total operating expenses	6,161,000	6,019,000	25,828,000	24,191,000

Operating loss	(268,000)	(1,195,000)	(4,561,000)	(6,006,000)

Other income, net	17,000	171,000	193,000	606,000

Loss before income taxes	(251,000)	(1,024,000)	(4,368,000)	(5,400,000)
Provision for income taxes	(60,000)	145,000	(67,000)	(42,000)

Net loss	$(311,000)	$(879,000)	$(4,435,000)	$(5,442,000)

Basic and diluted loss per common share	$(0.00)	$(0.01)	$(0.07)	$(0.09)

Basic and diluted weighted average common shares outstanding	63,679,004	63,244,489	63,422,088	62,981,958

ZIX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Twelve Months Ended December 31,
	2009	2008
Operating activities:
Net loss	$(4,435,000)	$(5,442,000)
Non-cash items in net loss	4,426,000	4,998,000
Changes in operating assets and liabilities	612,000	2,508,000

Net cash provided by operating activities	603,000	2,064,000

Investing activities:
Purchases of property and equipment	(1,141,000)	(1,238,000)
Restricted cash investments and marketable securities, net	3,000	1,731,000

Net cash (used in) provided by investing activities	(1,138,000)	493,000

Financing activities:
Proceeds from exercise of stock options	19,000	164,000
Proceeds from exercise of warrants	636,000	—
Payment of promissory note	(78,000)	—

Net cash provided by financing activities	577,000	164,000

Increase in cash and cash equivalents	42,000	2,721,000
Cash and cash equivalents, beginning of year	13,245,000	10,524,000

Cash and cash equivalents, end of year	$13,287,000	$13,245,000

ZIX CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited)

			Three Months Ended		Twelve Months Ended
			December 31,		December 31,
			2009	2008	2009	2008
Revenue:
GAAP revenue			$8,189,000	$7,169,000	$30,651,000	$28,035,000

Gross profit:
GAAP gross profit			$5,893,000	$4,824,000	$21,267,000	$18,185,000
Stock-based compensation charges (1)	(A	)	54,000	68,000	387,000	304,000
Non-recurring severance payments (2)	(B	)	284,000	—	376,000	—
Expenses related to wind-down of e-Prescribing business (3)	(C	)	84,000	—	84,000	—

Non-GAAP adjusted gross profit			$6,315,000	$4,892,000	$22,114,000	$18,489,000

Operating income (loss):
GAAP operating loss			$(268,000)	$(1,195,000)	$(4,561,000)	$(6,006,000)
Stock-based compensation charges (1)	(A	)	596,000	599,000	3,094,000	2,546,000
Non-recurring severance payments (2)	(B	)	732,000	—	1,451,000	—
Expenses related to wind-down of e-Prescribing business (3)	(C	)	225,000	—	393,000	—

Non-GAAP adjusted operating income (loss)			$1,285,000	$(596,000)	$377,000	$(3,460,000)

Net income (loss):
GAAP net (loss)			$(311,000)	$(879,000)	$(4,435,000)	$(5,442,000)
Stock-based compensation charges (1)	(A	)	596,000	599,000	3,094,000	2,546,000
Non-recurring severance payments (2)	(B	)	732,000	—	1,451,000	—
Expenses related to wind-down of e-Prescribing business (3)	(C	)	225,000	—	393,000	—
Income tax impact	(D	)	3,000	(41,000)	3,000	7,000

Non-GAAP adjusted net income (loss)			$1,245,000	$(321,000)	$506,000	$(2,889,000)

Net income (loss) per share — basic:
GAAP net loss per share — basic			$(0.00)	$(0.01)	$(0.07)	$(0.09)
Adjustments per share	(A-D	)	0.02	0.01	0.08	0.04

Non-GAAP adjusted net income (loss) per share *			$0.02	$(0.00)	$0.01	$(0.05)

Shares used to compute non-GAAP adjusted net income per share			63,679,004	63,244,489	63,422,088	62,981,958

(1) Stock-based compensation charges are included as follows:
Cost of revenues			$54,000	$68,000	$387,000	$304,000
Research and development			58,000	60,000	338,000	255,000
Selling, general and administrative			484,000	471,000	2,369,000	1,987,000

			$596,000	$599,000	$3,094,000	$2,546,000

(2) Non-recurring severance payments are included as follows:
Cost of revenues			$284,000	$—	$376,000	$—
Research and development			111,000	—	119,000	—
Selling, general and administrative			337,000	—	956,000	—

			$732,000	$—	$1,451,000	$—

(3) Expenses related to the wind-down of e-Prescribing business are included as follows:
Cost of revenues			$84,000	$—	$84,000	$—
Research and development			—	—	—	—
Selling, general and administrative			141,000	—	309,000	—

			$225,000	$—	$393,000	$—

*	Non-GAAP adjusted net income (loss) per share is computed independently for each period presented. The sum of GAAP net income (loss) per share and non-GAAP adjustments may not equal non-GAAP adjusted net income (loss) per share due to rounding differences.
     This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations of these measures, see items (A) through (D) on the next page.

ZIX CORPORATION
NOTES TO RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
USE OF NON-GAAP FINANCIAL INFORMATION
     The Company occasionally utilizes financial measures and terms not calculated in accordance with generally accepted accounting principles in the United States (“GAAP”) in order to provide investors with an alternative method for assessing our operating results in a manner that enables investors to more thoroughly evaluate our current performance as compared to past performance. We also believe these non-GAAP measures provide investors with a more informed baseline for modeling the Company’s future financial performance. Management uses these non-GAAP financial measures to make operational and investment decisions, to evaluate the Company’s performance, to forecast and to determine compensation. Further, management utilizes these performance measures for purposes of comparison with its business plan and individual operating budgets and allocation of resources. We believe that our investors should have access to, and that we are obligated to provide, the same set of tools that we use in analyzing our results. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. We have provided definitions below for certain non-GAAP financial measures, together with an explanation of why management uses these measures and why management believes that these non-GAAP financial measures are useful to investors. In addition, in our Earnings Release we have provided tables to reconcile the non-GAAP financial measures utilized to GAAP financial measures.
ADJUSTED NON-GAAP MEASURES
     Our non-GAAP measures adjust GAAP Gross profit, Operating income (loss), Net income (loss) and Net income (loss) per share — basic for non-cash stock-based compensation expense, non-recurring severance expenses and expense related to the wind-down of our e-Prescribing business to derive non-GAAP adjusted Gross profit, adjusted Operating income (loss), adjusted Net income (loss) and adjusted Net income (loss) per share — basic. We provide a reconciliation of these adjusted non-GAAP measures to GAAP Gross profit, Operating income (loss), Net income (loss) and Net income (loss) per share — basic.
     Items (A) through (D) on the “Reconciliation of GAAP to Non-GAAP Financial Measures” table are listed to the right of certain categories under “Gross profit’, “Operating income (loss)”, “Net income (loss)” and “Net income (loss) per share — basic” and Correspond to the categories explained in further detail below under (A) through (D).
(A)	Non-cash stock-based compensation charges relating to stock option grants awarded to employees and third-party service providers and accounted for in accordance with Share-Based Payment accounting guidance. See (1) on previous page for breakdown of stock-based compensation. Because of varying valuation methodologies, subjective assumptions and varying award types, the Company believes that the exclusion of stock-based compensation charges provides for more accurate comparisons to our peer companies, and for a more accurate comparison of our financial results to previous periods. Additionally, the Company believes it is useful to investors to understand the specific impact of non-cash stock-based compensation charges on our operating results.

(B)	Severance payments related to reduction in workforce. See item (2) on the previous page for breakdown of severance payments. The Company’s management excludes these costs when evaluating the ongoing performance and/or predicting its earnings trends, and therefore excludes these charges when presenting non-GAAP financial measures.

(C)	Expenses related to strategic review and wind-down of the Company’s e-Prescribing business segment including $84,000 write-off of e-Prescribing inventory. See item (3) on the previous page for breakdown of expenses related to the wind-down of the Company’s e-Prescribing business. The Company’s management excludes these costs when evaluating the ongoing performance and/or predicting its earnings trends, and therefore excludes these charges when presenting non-GAAP financial measures.

(D)	The Company’s U.S. operations’ net losses for U.S. tax purposes are fully provisioned. The non-GAAP provision for income taxes represents expected cash taxes to be paid.